                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                           AMARILLO BIOSCIENCES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              TEXAS                                     75-1974352
-------------------------------------      -------------------------------------
  (State or Other Jurisdiction of             (IRS Employer Identification No.)
  Incorporation or Organization)


                    800 W. 9TH AVENUE, AMARILLO, TEXAS 79101
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                         2003 STOCK FOR CONSULTANTS PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                                JOSEPH M. CUMMINS
                                800 W. 9TH STREET
                              AMARILLO, TEXAS 79101
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 (806) 376-1741
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
    Title of Each                                     Proposed               Proposed
      Class of                                         Maximum               Maximum
     Securities                 Amount                Offering               Aggregate              Amount Of
        To Be                    To Be                  Price                Offering             Registration
     Registered               Registered              Per Unit                 Price                   Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     COMMON STOCK,            300,000 (1)            $0.305 (2)               $91,500                 $7.40
    $0.01 PAR VALUE
--------------------------------------------------------------------------------------------------------------------

                 Notes to Calculation of Registration Fee Chart

(1) The number of shares of common stock set forth to be registered is the maximum aggregate number of shares that we anticipate will be issued under the 2003 Stock for Consultants Plan (the "Plan"). This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of Amarillo Biosciences, Inc.

(2) Calculated on the basis of the average of the over-the-counter high and low prices on June 4, 2003, pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting Part I of this Registration Statement will be sent or given to qualifying consultant-employees of Amarillo Biosciences, Inc. (the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

ITEM 1. PLAN INFORMATION

         Pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, previously filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (a) Registrant's annual report for the year ended December 31, 2003, dated April 11, 2003, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

         (3)      The class of securities to be offered is registered under
                  Section 12(g) of the Exchange Act. The description of the class of securities contained in the Form 8-A Registration Statement is as follows:

                  "This Registration Statement relates to the Common Stock, par value $.01 per share (the Common Stock), of Amarillo Biosciences, Inc., a Texas corporation (the "Registrant"). A Registration Statement on Form SB-2 (Registration No. 333-04413) relating to an offering of up to 2,300,000 shares of Common Stock (the Registration Statement) was filed with the Securities and Exchange Commission on May 23, 1996, pursuant to the Securities Act of 1933, as amended (the Securities Act). The description of the Common Stock to be contained in the final Prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated by reference."

                  The description of the Common Stock is as follows:

                  The company is authorized to issue 20,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Registration Statement, there are 8,999,072 shares outstanding which are held by 336 holders of record.

                  The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors in its discretion, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the assets of the Company, if any, legally available for distribution to them after payment of debts and liabilities of the Company and after provision has been made for each class of stock, if any, having liquidation preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to by incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The opinion of counsel as to the legality of the securities, attached as Exhibit 5, has been rendered by the law firm of SandersBaker, P.C. Mr. Edward
L. Morris, a shareholder and principal of that firm and the attorney signing said opinion, is the corporate secretary of the Registrant. Mr. Morris is not a director, executive officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Texas Law

         Article 2.02-1 of the Texas Business Corporation Act allows a Texas corporation to indemnify a person who was, is, or is threatened to be made a defendant or respondent in a proceeding because the person is or was a director if it is determined that the person (1) conducted himself in good faith, (2) reasonably believed that his conduct in his official capacity as director was in the best interest of the corporation and in all other cases was at least not opposed to the corporation's best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification under Article 2.02-1 may be made for judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, subject to limitations provided therein. Article 2.02-1 (H) requires indemnification of a defendant / respondent director against reasonable expenses incurred by him in connection with a proceeding in which he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         To the same extent as a director, Article 2.02-1 (O) of the Texas Business Corporation Act provides that an officer of the corporation shall be indemnified against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was an officer if he was wholly successful, on the merits or otherwise, in the defense of the proceeding.

         Pursuant to Article 2.02-1 (J) of the Texas Business Corporation Act, upon application, a court may order the equitable indemnification of a director or officer if it determines the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of other requirements of indemnification. However, if the person is adjudicated liable to the corporation or it is found that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred in connection with the proceeding.

By-laws and Indemnification Provisions

         The Registrant's By-laws provide for the Registrant to indemnify each director and officer of the Registrant against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Registrant. The Registrant has also entered into Indemnification Agreements with each officer and director pursuant to which the Registrant will, in general, indemnify such persons to the maximum extent permitted by the Registrant's By-laws and the laws of the State of Texas against any expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director of officer of the Registrant. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Registrant and its shareholders.

Insurance

         The Registrant does not carry a Directors, Officers and Company Liability Policy that obligates the Insurer to pay for claims against the directors and officers for wrongful acts, or to pay for company loss due to the indemnification of directors and officers as a result of a claim made during the effective period of the Policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

                                  EXHIBIT INDEX

Exhibit Number
    (5)              Opinion Regarding Legality..........................................I-2

   (23)              Consent of Malone & Bailey, PLLC ...................................I-3

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, State of Texas, on June 5, 2003.

                                         AMARILLO BIOSCIENCES, INC.

                                         By: /s/ Joseph M. Cummins
                                             ----------------------------------
                                             Joseph M. Cummins, DVM, Ph.D.
                                             Chairman, President, CEO and
                                             Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Joseph M. Cummins                           Director                June 5, 2003
-------------------------------------
  Joseph M. Cummins


  /s/ Katsuaki Hayashibara                        Director                June 6, 2003
-------------------------------------
  Katsuaki Hayashibara

                                                  Director                June __, 2003
-------------------------------------
  James Cook


  /s/ Dennis Moore                                Director                June 6, 2003
-------------------------------------
  Dennis Moore


  /s/ Stephen T. Chen                             Director                June 5, 2003
-------------------------------------
  Stephen T. Chen


  /s/ James A. Page                               Director                June 5, 2003
-------------------------------------
  James A. Page

                                  EXHIBIT INDEX

Exhibit Number
--------------
     (5)               Opinion Regarding Legality...........................................................I-2

     (23)              Consent of Malone & Bailey, PLLC ....................................................I-3